EXHIBIT XI
                            U.S.B. HOLDING CO., INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000



                                                                                                      2001                  2000
                                                                                                  ----------------------------------
                                                                                                      (000's, except share data)
NUMERATOR:

  Net income for basic and diluted earnings per common share
   -- net income available to common stockholders                                                 $     5,071            $     5,060
                                                                                                  ===========            ===========

DENOMINATOR:

  Denominator for basic earnings per common share -
    weighted average shares                                                                        16,549,499             16,570,436
  Effects of dilutive securities:
    Director and employee stock options                                                               405,243                637,280
    Restricted stock not vested                                                                         2,701                  3,577
                                                                                                  -----------            -----------
 Total effect of dilutive securities                                                                  407,944                640,857
                                                                                                  -----------            -----------
 Denominator for diluted earnings per common share -
   adjusted weighted average shares                                                                16,957,443             17,211,293
                                                                                                  ===========            ===========

Basic earnings per common share                                                                   $      0.31            $      0.31
                                                                                                  ===========            ===========
Diluted earnings per common share                                                                 $      0.30            $      0.29
                                                                                                  ===========            ===========
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